Exhibit 99.1

Anixter Board Determines Revised Offer from WESCO Constitutes a Superior Company Proposal

GLENVIEW, Ill. (BUSINESS WIRE) - January 9, 2020 - Anixter International Inc. (“Anixter” or the “Company”) (NYSE: AXE) announced today that the Anixter Board of Directors (the “Anixter Board”) determined that an offer from WESCO International, Inc. (“WESCO”) constitutes a “Superior Company Proposal” as defined in Anixter’s previously announced definitive agreement and plan of merger with an affiliate of Clayton, Dubilier & Rice, LLC (“CD&R”).

Under the terms of WESCO’s revised offer, WESCO would acquire Anixter for nominal consideration of $100.00 per share, reflecting an enterprise value of approximately $4.5 billion including net debt. The proposed consideration consists of $70.00 per share in cash, 0.2397 shares of WESCO common stock, and $15.89 per share in face amount of WESCO perpetual preferred stock.

The cash portion of the merger consideration will be increased by up to $2.82 to the extent the value of the WESCO common stock consideration, calculated using a volume weighted average before closing, declines below $14.11 per share, providing Anixter stockholders with 20% down-side protection based on WESCO’s closing price on January 2, 2020. Anixter stockholders would receive the benefit of any increase in the value of the WESCO common stock consideration above $14.11 per share. Based on the closing price on January 8, 2020, the total consideration would be $100.16.

WESCO has told Anixter that the perpetual preferred stock is expected to be listed on the New York Stock Exchange, will be non-callable for five years and will pay dividends at a fixed rate subject to reset every five years. WESCO has also informed the Company that the proposed acquisition of Anixter will not require the approval of WESCO’s stockholders.

“After careful review and consideration and consultation with our financial and legal advisers, the Board of Anixter has determined that the current WESCO offer is superior to the existing CD&R agreement,” said Sam Zell, chairman of Anixter.

Anixter has notified CD&R of the Anixter Board’s determination and, pursuant to the CD&R Merger Agreement, CD&R has the option for the next five business days to negotiate an amendment of that agreement so that WESCO’s offer will no longer be a “Superior Company Proposal.”

Under the CD&R Merger Agreement, Anixter is required to pay a $100 million termination fee to CD&R if the Anixter Board terminates the CD&R Merger Agreement in order to enter into an agreement with WESCO. WESCO has agreed to pay the termination fee on Anixter’s behalf in such event.

At this time, Anixter remains subject to the CD&R Merger Agreement and the Anixter Board has not changed its recommendation in support of the CD&R transaction or the existing CD&R Merger Agreement, or its recommendation that Anixter’s stockholders adopt the CD&R Merger Agreement. There can be no assurances that a transaction with WESCO will result from WESCO’s offer, or that any other transaction will be consummated. There can be no assurance that CD&R will seek to negotiate with Anixter or will make a revised offer.

About Anixter

Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.
Anixter adds value to the distribution process by providing approximately 130,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) 316 warehouses/branch locations with over 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.
Additional information about Anixter is available at www.anixter.com.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Anixter International Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, CD&R Arrow Parent, LLC (“Parent”) and CD&R Arrow Merger Sub, Inc., whereby the Company will become a wholly-owned subsidiary of Parent (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company has filed a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) and intends to file additional relevant materials with the Securities and Exchange Commission (“SEC”). The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

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the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee;

•
legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2018 filed with the SEC on February 21, 2019.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Anixter Contacts:
Ted Dosch
Executive Vice President and CFO
(224) 521-4281
ted.dosch@anixter.com

Kevin Burns
Senior Vice President - Investor Relations & Treasurer
(224) 521-8258
kevin.burns@anixter.com

Source: Anixter International Inc.